                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection  with  the  Quarterly  Report  of  Lynch   Corporation  (the
"Company")  on Form 10-Q for the period  ending June 30, 2005, as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, John C.
Ferrara,  Chief Executive Officer of the Company, and I, Eugene Hynes, Principal
Financial Officer of the Company,  certify,  pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)  The Report fully complies with the  requirements of section 13(a)
     or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all material respects,  the financial condition and result of operations of the
     Company.

                                              /s/ John C. Ferrara
                                              ----------------------------------
                                              John C. Ferrara
                                              CHIEF EXECUTIVE OFFICER
August 11, 2005

                                              /s/ Eugene Hynes
                                              ----------------------------------
                                              Eugene Hynes
                                              PRINCIPAL FINANCIAL OFFICER
August 11, 2005

     A signed  original of this  written  statement  required by Section 906 has been provided to Lynch Corporation and will be retained by Lynch Corporation and furnished to the Securities and Exchange Commission or its staff upon request.